Exhibit 99.1
[West Marine Logo]

West Marine Announces Delay of Webcast and Conference Call Regarding 2009 Fourth Quarter and Fiscal Year-End Operating Results

WATSONVILLE, Calif.--(BUSINESS WIRE)—March 11, 2010-- West Marine, Inc. (Nasdaq: WMAR) announced that it has delayed the distribution of its 2009 fourth quarter and fiscal year earnings release, as well as the related conference call and webcast previously scheduled to take place later today while working through final audit items with its new independent registered public accounting firm.

Geoff Eisenberg, West Marine’s CEO, stated:  “While we are working to finalize our audit, we are pleased to say that, as previously reported, we had a year that exceeded our budgeted expectations and we want to thank and reward our Associates for their dedication and hard work that made this possible.”

West Marine will issue a subsequent press release announcing the timing for release of its 2009 financial results and setting a new conference call date and time as soon as practicable after the completion of the audit.

ABOUT WEST MARINE

West Marine, the largest specialty retailer of boating supplies and accessories, has 335 company-operated stores located in 38 states, Puerto Rico and Canada and two franchised stores located in Turkey. Our call center and Internet channels offer customers over 50,000 products and the convenience of exchanging catalog and Internet purchases at our store locations. Our Port Supply division is one of the largest wholesale distributors of marine equipment serving boat manufacturers, marine services, commercial vessel operators and government agencies. For more information on West Marine's products and store locations, or to start shopping, visit westmarine.com or call 1-800-BOATING (1-800-262-8464).

Contact:  West Marine, Inc.
Tom Moran, Senior Vice President and Chief Financial Officer
(831) 761-4229